EXHIBIT 3.1

                 CERTIFICATE OF INCORPORATION
                             OF
                   MICRON TECHNOLOGY, INC.
                         * * * * *

1.   The name of the corporation is
     MICRON TECHNOLOGY, INC.

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of
Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust
Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is fifty million
(50,000,000) and the par value of each of such shares is Ten
Cents ($0.10) amounting in the aggregate to Five Million
Dollars ($5,000,000.00).

     At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

5. The name and mailing address of each incorporator is as follows:

NAME                    MAILING ADDRESS
W. J. Reif              100 West Tenth Street
                        Wilmington, Delaware 19801

V. A. Brookens          100 West Tenth Street,
                        Wilmington, Delaware 19801

J. L. Austin            100 West Tenth Street,
                        Wilmington, Delaware 19801

6.   The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may by held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 6th day of April, 1984.

                                     W. J. REIF
                                     --------------------
                                     W. J. REIF

                                     V. A. BROOKENS
                                     --------------------
                                     V.A. BROOKENS

                                     J. L. AUSTIN
                                     --------------------
                                     J. L. AUSTIN

             CERTIFICATE OF FIRST AMENDMENT
         TO THE CERTIFICATE OF INCORPORATION OF
               MICRON TECHNOLOGY, INC.

     The undersigned, Juan A. Benitez, President and Cathy
L. Smith, Corporate Secretary of Micron Technology, Inc. a
Delaware corporation, hereby certify that the following amendment to the Certificate of Incorporation of Micron
Technology, Inc. has been duly adopted in accordance with
Section 242 of the General Corporation Law of the State of
Delaware, as amended. Said amendment was adopted by a resolution of the Board of Directors on October 27, 1986 which sets forth the proposed amendment, declared its advisability and directed that it be considered at the Annual Meeting of Shareholders. At the regularly scheduled
Annual Meeting of Shareholders held on January 26, 1987, after due notice thereof in accordance with the law, a majority of said shareholders entitled to vote thereon has been voted in favor of said amendment. Said amendment as adopted and approved adds the following provisions to the Certificate of Incorporation:

     10.  Pursuant to, and to the full extent permitted by
Section 102(b) and any other relevant provisions of the General Corporation Law of the State of Delaware, no director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General
Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     11.  Pursuant to, and to the full extent permitted by,
Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware, the corporation shall, and is hereby obligated to, indemnify any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The corporation shall, and is hereby obligated to, indemnify any of said persons in each and every situation where the corporation is obligated to make such indemnification pursuant to said statutory provisions. The corporation shall also, and is hereby obligated to, indemnify any of said persons in each and every situation where, under the aforesaid statutory provisions, the corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, prior to making such indemnification, the corporation shall make, or cause to be made, such determinations or decisions, following such procedures or methods, as are required by said statutes.

     IN WITNESS WHEREOF, we have hereunto set our hands and
affixed the corporate seal of said corporation as of this
28th of January 1987.
                                Juan A. Benitez
                                --------------------------
                                Juan A. Benitez, President
Cathy L. Smith
-------------------------
Cathy L. Smith, Secretary

                       ACKNOWLEDGMENT

STATE OF IDAHO

COUNTY OF ADA

     The foregoing instrument was acknowledged before me this 28th day of January, 1987 by Juan A. Benitez, as
President and Cathy L. Smith, as Corporate Secretary of
Micron Technology, Inc., a Delaware corporation, on behalf of the corporation and that the same is the act and deed of the corporation and the facts stated therein are true.


                         Notary Public   Jill L. Henson
                                       -------------------

                         My commission expires   7/88
                                               ---------
(SEAL)

             CERTIFICATE OF SECOND AMENDMENT
         TO THE CERTIFICATE OF INCORPORATION OF
                MICRON TECHNOLOGY, INC.

     The undersigned, Randal W. Chance, President and Chief Operating Officer and Cathy L. Smith, Corporate Secretary of Micron Technology, Inc. a Delaware corporation, hereby certify that the following amendment to the Certificate of Incorporation of Micron Technology, Inc. has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, as amended. Said amendment was adopted by a resolution of the Board of Directors on October 31, 1988 which sets forth the proposed amendment, declared its advisability and directed that it be considered at the Company's Annual Meeting of Shareholders. At the regularly scheduled 1988 Annual Meeting of Shareholders held on January 30, 1989, after due notice thereof in accordance with the law, a majority of the outstanding stock entitled to vote thereon has been voted in favor of said amendment. Said amendment as adopted and approved amends paragraph 4 of the Certificate of Incorporation to read as follows:

     4. The total number of shares of stock which the corporation shall have authority to issue is one hundred million (100,000,000) and the par value of each of such shares is Ten Cents ($0.10) amounting in the aggregate to Ten Million Dollars ($10,000,000.00)

     IN WITNESS WHEREOF, we have hereunto set our hands and affixed the corporate seal of said corporation as of the 31st of January, 1989.


                          Randal W. Chance
                          -------------------------------
                          Randal W. Chance, President and
                          Chief Operating Officer


Cathy L. Smith
-----------------------------------
Cathy L. Smith, Corporate Secretary

                           ACKNOWLEDGEMENT

STATE OF IDAHO

COUNTY OF ADA

     The foregoing instrument was acknowledged before me this 31st day of January, 1989 by Randal W. Chance, as President and Chief Operation Officer and Cathy L. Smith as Corporate Secretary of Micron Technology, Inc., a Delware corporation, on behalf of the corporation and that the same is the act and deed of the corporation and the facts stated therein are true.

                                           Benicia R. Morrison
                            Notary Public  ---------------------
                                           6-24-94
                    My Commission Expires  ---------------------
(SEAL)

             CERTIFICATE OF THIRD AMENDMENT
         TO THE CERTIFICATE OF INCORPORATION OF
                MICRON TECHNOLOGY, INC.

     The undersigned, James W. Garrett, President and Chief Operating Officer and Jill L. Devereaux, Assistant Corporate Secretary of Micron Technology, Inc. a Delaware corporation, hereby certify that the following amendment to the Certificate of Incorporation of Micron Technology, Inc. has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, as amended. Said amendment was adopted by a resolution of the Board of Directors on December 2, 1993 which set forth the proposed amendment, declared its advisability and directed that it be considered at the Company's Annual Meeting of Shareholders. At the regularly scheduled 1993 Annual Meeting of Shareholders duly held on January 31, 1994, after due notice thereof in accordance with applicable law, a majority of the outstanding stock entitled to vote thereon voted in favor of said amendment. Said amendment as adopted and approved amends paragraph 4 of the Certificate of Incorporation to read as follows:

     4. The total number of shares of stock which the corporation shall have authority to issue is one hundred fifty million (150,000,000) and the par value of each of such shares is Ten Cents ($0.10).

     IN WITNESS WHEREOF, this Certificate of Third Amendment to the Company's Certificate of Incorporation have been executed this 8th day of February, 1994.


                          James W. Garrett
                          -------------------------------
                          James W. Garrett, President and
                          Chief Operating Officer


Jill L. Devereaux
--------------------------------------
Jill L. Devereaux, Assistant Corporate
Secretary


     I, Sherilyn Maxfield, a notary public, do hereby certify that on this 8th day of February, 1994, personally appeared before me James W. Garrett and Jill L. Devereaux who, being by me first duly sworn, declared that they are the President and Chief Operating Officer and Assistant Corporate Secretary, respectively, of Micron Technology, Inc., that they signed the foregoing document as President and Chief Operating Officer and Assistant Corporate Secretary of the corporation, and that the statements therein contained are true.

                                      Sherilyn Maxfield
                                      ----------------------------
                                      Notary Public
                                      Residing at   Boise, Idaho
                                                  ----------------
                                      Commission Expires  10/21/97
                                                         ---------
(seal)

             CERTIFICATE OF FOURTH AMENDMENT
         TO THE CERTIFICATE OF INCORPORATION OF
                MICRON TECHNOLOGY, INC.

     The undersigned, Steven R. Appleton, Chief Executive Officer and President and Cathy L. Smith, Corporate Secretary of
Micron Technology, Inc. a Delaware corporation, hereby certify that the following amendment to the Certificate of Incorporation of Micron Technology, Inc. has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, as amended. Said amendment was adopted by a resolution of the Board of Directors on October 27, 1994 which set forth the proposed amendment, declared its advisability and directed that it be considered at the Company's Annual Meeting of Shareholders. At the regularly scheduled 1994 Annual Meeting of Shareholders duly held on January 30, 1995, after due notice thereof in accordance with applicable law, a majority of the outstanding stock entitled to vote thereon voted in favor of said amendment. Said amendment as adopted and approved amends paragraph 4 of the Certificate of Incorporation to read as follows:

     4. The total number of shares of stock which the corporation shall have authority to issue is three hundred million (300,000,000) and the par value of each of such shares is Ten Cents ($0.10).

     IN WITNESS WHEREOF, this Certificate of Fourth Amendment to the Company's Certificate of Incorporation have been executed this 30th day of January, 1995.


                          Steven R. Appleton
                          -------------------------------
                          Steven R. Appleton, Chairman,
                          Chief Executive Officer and
                          President


Cathy L. Smith
--------------------------------------
Cathy L. Smith, Corporate Secretary



     I, Sherilyn Maxfield, a notary public, do hereby certify that on this 30th day of January, 1995, personally appeared before me Steven R. Appleton and Cathy L. Smith who, being by me first duly sworn, declared that they are the Chairman, Chief Executive Officer and President and Corporate Secretary, respectively, of Micron Technology, Inc., that they signed the foregoing document as Chairman, Chief Executive Officer and President and Corporate
Secretary of the corporation, and that the statements therein contained are true.

                                      Sherilyn Maxfield
                                      ----------------------------
                                      Notary Public
                                      Residing at   Ada County
                                                  ----------------
                                      Commission Expires  10/21/97
                                                         ---------
(seal)